Exhibit (a)(1)(vi)

Letter of Instruction to the

ESOP Instruction Form

to Direct the ESOP Trustee to

Tender Shares of Common Stock

of

PLX TECHNOLOGY, INC.

Allocated to your ESOP account

for

$6.50 Per Share

Pursuant to the Offer to Purchase dated July 8, 2014,

by

PLUTO MERGER SUB, INC.

a wholly owned subsidiary of

AVAGO TECHNOLOGIES WIRELESS (U.S.A.) MANUFACTURING INC.

an indirect wholly owned subsidiary of

AVAGO TECHNOLOGIES LIMITED

Dear ESOP Participant:

Enclosed are materials that require your immediate attention. The materials describe matters directly affecting your interest in the PLX Technology, Inc. Employee Stock Ownership Plan (the “ESOP”). You are entitled to instruct Alan M. Weissman, as trustee for the ESOP (the “Trustee”), whether or not to tender all or a portion of the shares of common stock of PLX Technology, Inc. (the “Company” or “PLX”) (such shares, the “Shares”) allocated to your ESOP account pursuant to the Offer (as defined below). Your instructions to the Trustee will be confidential.

Read all the materials carefully, you will need to complete the enclosed ESOP Instruction Form and return it to Computershare Trust Company, N.A., the Tabulation Agent:

By Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Delivery of this ESOP Instruction Form to an address other than as set forth above, does not constitute an instruction to the Trustee.

IN ORDER FOR THE TRUSTEE OF THE ESOP TO MAKE A TIMELY TENDER OF THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT, YOU MUST COMPLETE AND RETURN THE ESOP INSTRUCTION FORM SO IT IS RECEIVED BY THE TABULATION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 6, 2014, OR, IF THE OFFER IS EXTENDED, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION DATE. ONLY THE TRUSTEE MAY TENDER THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT. DO NOT USE THE STANDARD LETTER OF TRANSMITTAL TO TRY TO TENDER THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT.

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

The remainder of this letter summarizes your rights and alternatives under the ESOP, but you should also review carefully the offer to purchase, dated July 8, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” which Offer to Purchase and Letter of Transmittal collectively constitute the “Offer”), the ESOP Instruction Form and PLX’s Solicitation Recommendation Statement on Schedule 14D-9.

BACKGROUND

Pluto Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”), a Delaware corporation and an indirect wholly owned subsidiary of Avago Technologies Limited (“Avago”), a company organized under the laws of the Republic of Singapore, is offering to purchase all of the outstanding shares of common stock, par value $0.001 (the “Shares”), of PLX, a Delaware corporation, at a price per Share of $6.50 in cash (the “Offer Price”), without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of June 23, 2014, by and among Parent, the Purchaser and the Company (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”). Subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser and the Company have agreed to take all necessary and appropriate actions to cause the Purchaser to merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent. The closing of the Merger will occur as promptly as practicable and in any event no later than the second business day after the conditions set forth in the Merger Agreement are satisfied or waived. If, after the consummation of the Offer, the Purchaser and any other subsidiary of Parent holds at least 90% of the outstanding Shares, the Purchaser and the Company have agreed to take all necessary and appropriate actions to cause the Merger to become effective as promptly as practicable, without a meeting of the stockholders of the Company, in accordance with Section 253 of the General Corporation Law of the State of Delaware (“Delaware Law”). In the event that the Merger cannot be effected pursuant to Section 253 of Delaware Law, then, as promptly as practicable following the consummation of the Offer, each of the Purchaser and the Company will take all necessary and appropriate actions to cause the Merger to become effective, without a meeting of the stockholders of the Company, in accordance with Section 251(h) of Delaware Law. In either case, if the aforementioned conditions are met and the Merger is effected pursuant to Section 253 or Section 251(h) of Delaware Law, the Merger will take place without a vote or any further action by the stockholders of the Company. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive cash in an amount equal to the Offer Price, without interest, subject to any withholding of taxes required by applicable law, except as provided in the Merger Agreement with respect to Shares owned by Parent, the Company or any of their direct or indirect wholly owned subsidiaries or Shares held by any stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Section 262 of Delaware Law (unless such stockholder fails to perfect, withdraws, waives or loses the right to appraisal).

Please refer to the Offer to Purchase for more information about the tax consequences to you of the Offer and the Merger. You should consult with your tax advisors for a full understanding of all of the tax consequences to you of the Offer and the Merger and its impact on your ESOP account, if any.

The enclosed Offer to Purchase sets forth the objectives, terms and conditions of the Offer and is being provided to all of the Company’s stockholders. Also enclosed is PLX’s Recommendation Statement on Schedule 14D-9.

As a participant in the ESOP, you are directly affected because the Offer extends to the approximately 322,033 Shares held by the ESOP in total for all participants as of July 3, 2014. Only the Trustee of the ESOP can actually tender the Shares. However, as an ESOP participant you have the right, pursuant to the terms of the ESOP, to direct the Trustee as to whether or not to tender all or a portion of the Shares allocated to your ESOP account. Your ESOP account will receive the Offer Price (without interest, subject to any withholding of taxes required by applicable law (no such withholding is required with respect to your ESOP account) and upon the terms and subject to the conditions of the Offer as described in the Offer to Purchase) for each Share you elect to tender from your

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

ESOP account. INDIVIDUAL PARTICIPANTS IN THE ESOP WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS FOR SHARES HELD IN THE ESOP. ALL SUCH PROCEEDS AND PLAN ASSETS WILL REMAIN IN THE ESOP AND MAY BE DISTRIBUTED ONLY IN ACCORDANCE WITH THE TERMS OF THE ESOP. The cash the ESOP receives for any Shares you elect to tender from your ESOP account will be invested in a money market account. Any Shares that you do not elect to tender will continue to be held in your ESOP account. However, if the Offer is successful, then, following the consummation of the Offer, at the Effective Time, each Share then issued and outstanding will be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”), subject to any withholding of taxes required by applicable law (no such withholding is required with respect to your ESOP account), except as provided in the Merger Agreement with respect to Shares owned by Parent, the Company or any of their direct or indirect wholly owned subsidiaries. Notwithstanding the foregoing, Shares issued and outstanding immediately prior to the Effective Time and held by a stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Section 262 of Delaware Law will not be converted into the right to receive the Merger Consideration and will instead be entitled to seek to have a Delaware court determine the “fair value” of such Shares in accordance with Delaware Law, unless such holder fails to perfect, withdraws, waives or loses the right to appraisal. In each such case, such Shares will be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration.

The Trustee will generally act pursuant to your directions. The Trustee will generally not tender Shares that are allocated to accounts of participants who fail to properly complete and timely return an ESOP Instruction Form.

Unallocated Shares and Shares held by the Trustee pending allocation to participants’ accounts will be tendered in the same proportion as Shares with respect to which the Trustee has received instructions from participants.

To assure the confidentiality of your decision, the Tabulation Agent will tabulate the directions of ESOP participants as provided on the enclosed ESOP Instruction Form. You will note that your ESOP Instruction Form is to be returned to the Tabulation Agent.

The ESOP provides that the trust fund shall be invested primarily in Shares. The Company may amend the ESOP to allow proceeds from a tender of the Shares pursuant to the Offer to be invested other than in Shares. There can be no assurances that the Company will pursue such amendments or, that if amended, such amendments will occur prior to the Trustee receiving the proceeds from any Shares that are tendered. The investment of any proceeds received from a tender of Shares under the terms of the ESOP is subject to the Trustee’s duty under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

HOW YOU INSTRUCT THE TRUSTEE

The details of the Offer are described in the Offer to Purchase, which you should review carefully. If you want to tender any of the Shares allocated to your ESOP account you need to instruct the Trustee by completing the enclosed ESOP Instruction Form and returning it to the Tabulation Agent so that is it received no later than 5:00 P.M., New York City Time, on August 6, 2014, or, if the Offer is extended, no later than 5:00 P.M., New York City time, on the third business day prior to the Expiration Date.

IN ORDER FOR THE TRUSTEE TO MAKE A TIMELY TENDER OF YOUR SHARES, YOU MUST COMPLETE AND RETURN THE ENCLOSED ESOP INSTRUCTION FORM SO THAT IT IS RECEIVED BY THE TABULATION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 6, 2014, OR, IF THE OFFER IS EXTENDED, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

After the deadline above for returning the ESOP Instruction Form, the Tabulation Agent will complete the tabulation of all directions and the Trustee will tender the appropriate number of Shares.

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

PROCEDURE FOR DIRECTING TRUSTEE

An ESOP Instruction Form for directing the Trustee is enclosed. You must complete and return the enclosed ESOP Instruction Form so that it is received no later than 5:00 p.m., New York City time, on August 6, 2014, or, if the Offer is extended, no later than 5:00 P.M., New York City time, on the third business day prior to the Expiration Date. If your ESOP Instruction Form is not received by this deadline, or if it is not fully and properly completed, the Shares allocated to your ESOP account will not be tendered by the Trustee (except as explained under “Trustee’s Legal Responsibility” below).

Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m. New York City time, on August 6, 2014, or, if the Offer is extended, no later than 5:00 P.M., New York City time, on the third business day prior to the Expiration Date. In order to make an effective withdrawal, you must submit a new ESOP Instruction Form in accordance with the previous instructions for directing the tender set forth in this letter, either of which must be received by the Tabulation Agent no later than August 6, 2014 or, if the Offer is extended, no later than 5:00 P.M., New York City time, on the third business day prior to the Expiration Date.

NOTICE FOR INDIVIDUALS WHO OWN SHARES OUTSIDE OF THE ESOP

If you also own Shares outside of the ESOP, you will receive, or already have received, under separate cover, another copy (or copies) of the enclosed Offer to Purchase and Letter of Transmittal that can be used to tender your other Shares if you choose to do so. Instructions on tendering Shares that you own outside of the ESOP are in the Offer to Purchase and related Letter of Transmittal. Those documents may not be used to direct the Trustee to tender the Shares allocated to you under the ESOP. Similarly, the ESOP Instruction Form may not be used to tender any Shares you own outside of the ESOP.

CONFIDENTIALITY

AS MENTIONED ABOVE, THE TRUSTEE AND THE TABULATION AGENT WILL PROTECT THE CONFIDENTIALITY OF YOUR DECISION AS AN ESOP PARTICIPANT. UNDER NO CIRCUMSTANCES WILL YOUR DECISION BE DISCLOSED TO ANY DIRECTORS, OFFICERS, OR EMPLOYEES OF PLX EXCEPT TO A LIMITED NUMBER OF ADMINISTRATORS FOR THE SOLE PURPOSE OF ALLOCATING PROCEEDS TO YOUR ESOP ACCOUNT.

TRUSTEE’S LEGAL RESPONSIBILITY

If you affirmatively direct the Trustee concerning your decision to tender or not tender all or a portion of the Shares allocated to your ESOP account, the terms of the ESOP provide that the Trustee will generally follow your directions.

IF YOU FAIL TO AFFIRMATIVELY DIRECT THE TRUSTEE WHETHER OR NOT TO TENDER ALL OR A PORTION OF THE SHARES ALLOCATED TO YOUR ESOP ACCOUNT, THE ESOP PROVIDES THAT YOUR SHARES WILL NOT BE TENDERED AND THAT THE TRUSTEE HAS NO DISCRETION WITH RESPECT TO THOSE SHARES, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. The ESOP provides that any unallocated Shares will be tendered by the Trustee in the same proportion as the allocated Shares are tendered (or not tendered). The Trustee must determine whether following this provision of the ESOP would violate ERISA. The Trustee will generally follow your directions and the ESOP provisions unless he has well-founded reasons for concluding that doing so would violate ERISA. Should the Trustee determine that the implementation of a participant direction or adherence to any plan provision relative to tender offers would violate ERISA, he must ignore such direction or plan provision and exercise his discretion as Trustee in lieu of such direction or plan provision.

FURTHER INFORMATION

Georgeson Inc., the Information Agent, may be contacted at the address, telephone number or email address set forth below for questions and/or requests for additional copies of the Offer to Purchase, the Letter of Transmittal, the ESOP Instruction Form and other tender offer materials. Such copies will be furnished promptly at the Purchaser’s expense.

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

The Information Agent for the Offer is:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Shareholders

Call Toll-Free: (888) 877-5360

Or Contact via E-mail at: plxtechnology@georgeson.com

Your ability to instruct the Trustee concerning whether or not to tender all or a portion of Shares allocated to your account is an important part of your rights as an ESOP participant. Please consider this letter and the enclosed materials carefully and then return your ESOP Instruction Form promptly.

Sincerely,

Georgeson Inc.

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

ESOP INSTRUCTION FORM

The procedure for tendering and/or withdrawing your instructions to the Trustee to tender all or a portion of the Shares allocated to your ESOP account varies slightly from the general procedures for tendering and/or withdrawing a prior offer to tender Shares held outside of the ESOP. This ESOP Instruction Form is to be used by participants in the ESOP who have Shares allocated to their accounts in the ESOP. Please check one box below. If you are electing to tender less than all of Shares allocated to your ESOP account you will need to indicate the percentage of Shares you wish to tender. Information about the number of Shares allocated to your ESOP account can be obtained from Blue Ridge, the recordkeeper for the ESOP, on the web at https://www.esopconnection.com/plx. Once you access the website you must log in with your first name, last name and social security number to access your account information.

☐	YES, TENDER all of the Shares allocated to my ESOP account

☐	YES, TENDER only the whole percentage of Shares allocated to my ESOP account, as indicated below:

Percentage of Shares to be tendered                     %

☐	NO, DO NOT TENDER any Shares allocated to my ESOP account

As a participant in the ESOP, I acknowledge receipt of the Offer materials. I hereby direct the Trustee of the ESOP to tender or not to tender the Shares allocated to my ESOP account as indicated above.

I understand that if I sign, date and return this ESOP Instruction Form to the Tabulation Agent but do not provide the Trustee with direction, the Trustee will treat this action as an instruction by me not to tender any of the Shares allocated to my ESOP account.

Print your name on the line above	Date

Signature	Date

Your direction may be changed or withdrawn at any time up until 5:00 p.m., New York City Time, on August 6, 2014, or, if the Offer is extended, on the third business day prior to the Expiration Date, by delivering a new ESOP Instruction Form to the Tabulation Agent. The Tabulation Agent will use the last ESOP Instruction Form received from you no later than 5:00 p.m., New York City Time, on August 6, 2014, or, if the Offer is extended, no later than 5:00 p.m., New York City Time, on the third business day prior to the Expiration Date, to direct the Trustee in tendering the Shares allocated to you under the ESOP.

IMPORTANT: THIS ESOP INSTRUCTION FORM, PROPERLY COMPLETED AND DULY EXECUTED, MUST BE RECEIVED BY THE TABULATION AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 6, 2014, OR, IF THE OFFER IS EXTENDED, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN

The Tabulation Agent for the Offer is:

By Registered or Certified Mail:	By Overnight Courier
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTION COY: PLXT ESOP PLAN